Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-22079) pertaining to the IMC Global Inc. Profit Sharing and Savings Plan of our report dated May 26, 2000, with respect to the financial statements of the IMC Global Inc. Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                      /s/ Hill, Taylor LLC
                                      Hill, Taylor LLC

Chicago, Illinois
June 26, 2000